Exhibit 16.1

October 4, 2018

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Support.com, Inc.’s statements included under Item 4.01 of its Form 8-K filed on October 4, 2018, and we agree with such statements concerning our firm.

/s/EKS&H LLP
EKS&H LLP